Exhibit 10.18(f)

FIFTH AMENDMENT TO LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is made and entered into as of October 23, 2017, by and among Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), and Gordon Snyder, an individual, as administrative agent for the Lenders (as defined below) (the “Agent”).

WHEREAS, the Company, the Agent and certain of the Lenders (as defined therein) are parties to that certain Loan Agreement dated as of October 2, 2012 (as amended by that certain (i) Amendment and Consent dated as of April 10, 2013, (ii) Omnibus Amendment to Loan Agreement dated as of August 19, 2015, (iii) Third Amendment to Loan Agreement dated as of November 11, 2016 and (iv) (iii) Fourth Amendment to Loan Agreement dated as of October 12, 2017, the “Deal A Loan Agreement”), related Security Agreements (as defined in the Deal A Loan Agreement) and other agreements and documents (collectively, including the Deal A Loan Agreement and the Security Agreements, the “Deal A Loan Documents”);

WHEREAS, the parties to the Deal A Loan Documents wish to amend the same in order to change certain terms as set forth below;

WHEREAS, the Lenders have agreed that the Company may incur pursuant to the amendment and restatement of the Company’s unsecured debt with Ospraie Management, LLC in an aggregate principal amount equal to $6,000,000; and

WHEREAS, the Company and the Agent have the full right, power and authority to amend the terms of the Deal A Loan Documents and, respectively, to bind the Company and the Lenders thereto.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree:

1. Definitions

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Deal A Loan Documents.

2. Amendments to Deal A Loan Agreement

a.	Section 1.01 of the Deal A Loan Agreement is hereby amended as follows:

i.	The following definition shall be added in the appropriate alphabetical order:

“Amended and Restated Note Financing October 2017” means the financing pursuant to that certain Amended and Restated Promissory Note, dated on or about October 23, 2017, executed by the Company in favor of Ospraie Management, LLC, the Note Documents (as defined in such Promissory Note), and all other obligations incurred thereunder, and any similar term in any amendment, restatement, modification, replacement, refinancing, refunding, renewal or extension thereof, which amends and restates the Note Financing October 2017 (without novation).”

b.	Clause (xx) of Section 5.03(a) of the Deal A Loan Agreement is hereby amended and restated in its entirety as follows:

“(xx) Indebtedness owed to lenders pursuant to the Amended and Restated Note Financing October 2017.”

3. Fees and Disbursements of Counsel

The Company agrees to pay on demand the reasonable fees and disbursements of one special counsel for the Lenders in connection with the negotiation, preparation, execution, and delivery of the Amendment and related documents in an amount not to exceed $10,000; provided that Agent shall promptly provide the Company with a detailed invoice of such fees and disbursements of counsel upon request thereof.

4. General

The term “Agreement” as used in the Deal A Loan Agreement shall for all purposes refer to the Deal A Loan Agreement as amended by this Amendment. Except to the extent expressly revised by the terms of this Amendment, all the terms and conditions of the Deal A Loan Documents remain in full force and effect. From and after the date of this Amendment, upon the request of the Agent or the Company, the Company and the Agent (on behalf of the Lenders) shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Amendment. This Amendment shall be governed by and construed under the laws of the State of California without reference to the choice of law provisions thereof. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other parties. This Amendment shall be deemed a Loan Document under the Deal A Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Loan Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		AGENT:

MARRONE BIO INNOVATIONS, INC.,		GORDON SNYDER
a Delaware corporation

By:	/s/ Pam Marrone	/s/ Gordon Snyder
Pam Marrone
Chief Executive Officer